UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
September 15, 2015
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Officer and Director Grantor Trust Agreements

On September 15, 2015, PG&E Corporation approved the amendment and restatement of the PG&E Corporation Director Grantor Trust Agreement and the PG&E Corporation Officer Grantor Trust Agreement (together, the “Trust Agreements”) that were established in 1998.  These irrevocable trusts fund certain benefits payable under a number of plans sponsored by PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (“Utility”), that provide non-tax-qualified benefits (such as deferred compensation) to officers, certain employees, and non-employee directors.  The Trust Agreements, including the recent amendments, are designed to, among other things, protect participants against the risk that obligations to them will not be paid; however, the assets of the trusts remain assets of PG&E Corporation that are within the reach of PG&E Corporation’s creditors if the company becomes insolvent or bankrupt.  The amendments to the Trust Agreements are intended to better align the Trust Agreements with current market practice and PG&E Corporation’s and the Utility’s plans, and include: (1) adding the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors and the PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan to the list of non-tax-qualified benefit plans whose benefits are covered by the trusts’ assets, and (2) adopting a new definition of “potential change in control” and amending the existing definition of “change in control” so that they are consistent with the same definitions found in the PG&E Corporation 2012 Officer Severance Policy and the PG&E Corporation 2014 Long-Term Incentive Plan, which previously have been filed with the Securities and Exchange Commission.

The amended and restated Trust Agreements are expected to become effective on October 1, 2015, following their execution by PG&E Corporation and the trustee, Wells Fargo Bank, National Association.

Item 8.01.	Other Events.

Investigation of Butte Fire

The California Department of Forestry and Fire Protection (Cal Fire) is investigating the source of the Butte Fire, a wildfire currently active in Amador and Calaveras Counties in Northern California, and whether a live tree may have contacted a power line owned and operated by the Utility, in the vicinity of the ignition point.  The exact cause of the Butte Fire is unknown at this point, and the Utility is cooperating fully with Cal Fire’s investigation of the cause of the Butte Fire.  On September 18, 2015, Cal Fire reported that as a result of the fire, which is 60% contained, there were two deaths and approximately 365 residences and 261 outbuildings were destroyed and 26 other structures were damaged.

It is currently unknown whether the Utility would have any liability associated with the Butte Fire, but if it does, the Utility believes that based upon information currently available, it has sufficient insurance coverage for potential losses that may result from the Butte Fire.  If insurance recoveries are unavailable or insufficient to cover such losses, PG&E Corporation’s and the Utility’s financial condition or results of operations could be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 18, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 18, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary